Exhibit 20(g)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1997-1 Monthly Statement

Distribution Date: February 15, 2001 Due Period Ending: January 2001

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31,1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc.,

(formerly Sears Receivables Financing Group, Inc.) and Bank One, National Association

(formerly The First National Bank of Chicago) as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to

Certificateholders and the performance of the Trust. The information for the Due

Period and the Distribution Date listed above is set forth below:

1. Payments or Allocations to 1997-1 Investors this Due Period

Series 1997-1 Total Interest Principal

Class A $2,583,333.33 $2,583,333.33 $0.00

Class B $120,000.00 $120,000.00 $0.00

Class C $0.00 $0.00 $0.00

2. Principal Receivables at the end of the Due Period

(a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST $12,542,785,375.66

Aggregate Investor Interest $8,831,603,398.42

Seller Interest $3,711,181,977.24

(b) INVESTOR INTEREST BY GROUPS

Group One Investor Interest $8,831,603,398.42

(c) INVESTOR INTEREST BY SERIES

Series 1995-1 Investor Interest $9,367,365.40

Series 1995-2 Investor Interest $21,283,992.04

Series 1995-3 Investor Interest $107,072,499.53

Series 1995-5 Investor Interest $588,250,000.00

Series 1996-1 Investor Interest $332,115,781.40

Series 1996-3 Investor Interest $588,240,000.00

Series 1996-4 Investor Interest $494,421,818.16

Series 1996-5 Investor Interest $628,931,000.00

Series 1997-1 Investor Interest $588,240,000.00

Series 1998-1 Investor Interest $324,280,941.89

Series 1998-2 Investor Interest $530,000,000.00

Series 1999-1 Investor Interest $588,250,000.00

Series 1999-2 Investor Interest $588,250,000.00

Series 1999-3 Investor Interest $470,650,000.00

Series 2000-1 Investor Interest $1,000,000,000.00

Series 2000-2 Investor Interest $588,250,000.00

Series 2000-3 Investor Interest $755,000,000.00

Series 2000-4 Investor Interest $629,000,000.00

(d) INVESTOR INTEREST BY CLASS (SERIES 1997-1)

Class A Investor Interest $500,000,000.00

Class B Investor Interest $22,500,000.00

Class C Investor Interest $65,740,000.00

TOTAL CLASS INVESTOR INTEREST $588,240,000.00

3. Allocation of Collections During the Due Period

(a) TOTAL COLLECTIONS $757,681,661.22

Principal Receivables Collected $582,307,804.68

Finance Charge Receivables Collected $175,373,856.54

Recovered Amounts added as Additional Funds $13,061,539.15

Investment Income $1,279,410.96

Additional

Finance Charge Principal Allocable

Collections Collections Amounts

(b) ALLOCATION OF COLLECTIONS

WITH RESPECT TO THE INVESTOR

INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation

(Aggregate Investor Percentage

multiplied by total

Collections received

during the Due Period) $144,867,648.38 $481,015,608.37 $14,340,950.11

Seller Allocation

(Seller Percentage

multiplied by total

Collections received

during the Due Period) $30,506,208.16 $101,292,196.31 $0.00

(c) Group One Allocation $144,867,648.38 $481,015,608.37 $14,340,950.11

(d) Series 1997-1 Allocation $9,497,295.44 $31,534,627.60 $940,170.15

(e) Reallocations of Collections

to Series 1997-1 from other

series in Group One and

application of Charge-Off

reimbursements to Principal

payments. $0.00 $0.00 $0.00

4. Information Concerning Controlled Amortization Amount

Amount Distributed Total Distributions

this Due Period through this Due Period

SERIES 1997-1 BY CLASS:

Class A $0.00 $0.00

Class B $0.00 $0.00

Class C $0.00 $0.00

5. Information Concerning Controlled Accumulation Amount

Amount Deposited Total in the Series

this Distribution Period Principal Funding Account

SERIES 1997-1 BY CLASS:

Class A $0.00 $0.00

Class B $0.00 $0.00

Class C $0.00 $0.00

6. Investor Charged-Off Amounts

This Due Period

(a) Group One (the sum of the Series Investor

Charged-Off Amounts for all Series in

Group One) $56,633,236.68

(b) Series 1997-1(the sum of the Class

Investor Charged-Off Amounts for all

Classes in Series 1997-1) $3,712,786.03

(c) Series 1997-1 by Class:

Class A (Class A Percentage multiplied

by the Charged-Off Amount) $3,155,842.84

Class B (Class B Percentage multiplied

by the Charged-Off Amount) $142,012.95

Class C (Class C Percentage multiplied

by the Charged-Off Amount) $414,930.24

7. Investor Losses

Total

(a) Group One $0.00

(b) Series 1997-1 $0.00

(c) Series 1997-1 By Class:

Class A $0.00

Class B $0.00

Class C $0.00

8. Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE $3,149,137.35

INVESTOR SERVICING FEE

(a) Group One $14,954,598.85

(b) Series 1997-1 $980,400.00

9. Performance Analysis

(a) Portfolio Yield (Finance Charge Collections during

the Due Period divided by Principal Receivables in

the Trust as of the first day of the Due Period) 19.37%

(b) Charge-Offs (Charged-Off Amounts during the Due

Period divided by Principal Receivables in the

Trust as of the first day of the Due Period) 7.57%

(c) Recoveries (Recovered Amounts added as Additional

Funds on the Distribution Date divided by Aggregate

Investor Interest in the Trust as of the first day 1.75%

of the Due Period)

(d) Investment Income Earned (added as Additional Allocable

Amounts on the Distribution Date divided by Aggregate Investor

Interest in the Trust as of the first day of the Due Period) 0.17%

(e) Investor Servicing Fee Percentage (weighted average

of Investor Servicing Fees for Series 1997-1) 2.00%

(f) Weighted Average Certificate Rate (weighted average

certificate rates for all classes of Series 1997-1) 5.51%

(g) Series Excess Servicing Percentage (the sum of Series

Finance Charge Collections, Investment Income and Recovered

Amounts minus the sum of Series Charge-Offs Amounts, the

Investor Servicing Fee and the Certificate Interest

divided by the Series Invested Amount) 6.21%

(h) Total Payment Rate (Aggregate Collections during

the Due Period divided by the aggregate amount of

Receivables in the Trust as of the first day of

the Due Period) 6.86%

10. Summary Delinquency Aging Information (1)

The Accounts in the Trust have the following delinquency distribution:

January 2001

Delinquencies as a % of balances

60 - 89 days past due 2.03

90 - 119 days past due 1.59

120 days or more past due 4.27

Total Delinquencies 7.89

The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the

Trust at the end of the Due Period. Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The delinquency data reflect the percentage of

Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

(1) Reported delinquencies are not comparable to delinquencies reported prior to the Trust's change in methodology, as described in the Trust's filling on Form 8-K dated January 16, 2001.

BANK ONE, NATIONAL ASSOCIATION,

as Trustee

By: /s/ Jeffrey L. Kinney

Jeffrey L. Kinney

Vice President